                                   SIXTH AMENDMENT
                                        TO THE
                            ZEBRA TECHNOLOGIES CORPORATION
                           PROFIT SHARING AND SAVINGS PLAN


     THIS AMENDMENT made and entered into the 1st day of January, 1997, by and between ZEBRA TECHNOLOGIES CORPORATION (the "Employer") and EDWARD KAPLAN and GERHARD CLESS, as Co-Trustees (the "Trustees").

     WHEREAS, the Employer heretofore adopted the ZEBRA TECHNOLOGIES CORPORATION PROFIT SHARING AND SAVINGS PLAN (the "Plan") originally effective June 1, 1984, the Plan having been last amended and restated effective January 1, 1989; and

     WHEREAS, the Plan has been amended from time to time; and

     WHEREAS, the Employer now desires to further amend the Plan; and

     WHEREAS, under the terms of the Plan, the Employer has the right to amend the Plan; and

     WHEREAS, the Employer has delegated the power to amend the Plan to the undersigned officers.

     NOW, THEREFORE, the Employer hereby amends the Plan as follows, effective January 1, 1997:

                                          I.

     Section 2.10 of the Plan is hereby amended by adding the following new paragraph at the end thereof:

     "Notwithstanding the preceding paragraph to the contrary, effective January 1, 1997, a Break In Service for vesting purposes shall mean a consecutive 12-month period beginning on the Severance From Service Date and ending on the first anniversary of such date, provided that the Employee does not perform an Hour of Service for the Employer during such period."

                                         II.

     Section 2.43 of the Plan is hereby amended by deleting the last sentence of the first paragraph and by adding the following sentence in lieu thereof:

     "For purposes of determining Forfeitures under Article V, the computation period shall coincide with the Plan Year. Effective January 1, 1997, a Year of Service for vesting purposes shall mean a Period of Service of one (1) year."

                                         III.

     Article II of the Plan is hereby amended by adding the following additional defined terms, relating solely to the determination of vesting under Article VI, to the end of Article II as new Sections 2.44 through 2.46:

          "2.44 PERIOD OF SERVICE. Effective January 1, 1997, the period commencing on the Employee's Employment Commencement Date or Re-employment Commencement Date, whichever is applicable, and ending on the Employee's Severance From Service Date. For purposes of determining vesting pursuant to Article VI, only whole Years of Service (whether or not consecutive) shall be considered and any Period of Service less than one (1) whole year shall be disregarded. Further, for purposes of determining vesting, the service spanning rules provide that if an Employee severs from service by reason of quit, discharge or retirement and then perform an Hour of Service within the 12-month period following such Employee's Severance From Service Date, a Period of Severance shall not be considered to have occurred. However, if an Employee is absent for any other reason and then quits, is discharged or retires, the Employee must perform an Hour of Service during the 12-month period following the first day of absence in order to receive credit for vesting for such year."

          "2.45 PERIOD OF SEVERANCE. Effective January 1, 1997, the period commencing on the Employee's Severance From Date and ending on the date that the Employee again performs and Hour of Service for the Employer."

          "2.46  SEVERANCE FROM SERVICE DATE.  The earliest of:

          (a) the date on which the Employee quits, retires, is discharged, or dies;

          (b) the first anniversary of the first date of a period in which the Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death."

                                         IV.

     Section 6.6 of the Plan is hereby amended by deleting the old schedule and adding the following new schedule therein:


          Completed Years of Service    Vested Percentage
          --------------------------    -----------------
                    1                           20
                    2                           40
                    3                           60
                    4                           80
               5 or more                       100

                                          V.

     Article VI of the Plan is hereby amended by adding the following new
Section 6.11 as a part thereof:

      "6.11 ELAPSED TIME METHOD. The elapsed time method of computing vesting service hereunder shall be effective January 1, 1997. No employee shall suffer any reduction in his total number of Years of Service or his vested percentage as of January 1, 1997 by application of the different method of computing Years of Service."

                                         VI.

     Except as hereinbefore amended, the Plan shall continue in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, this SIXTH AMENDMENT has been executed by the Employer and Trustees to signify their acceptance of the terms hereof as of the date first written above.

                                   EMPLOYER:

ATTEST:                            ZEBRA TECHNOLOGIES CORPORATION



By:                                By:
   ---------------------------        ---------------------------
    Its Secretary                       Its President


                                   By:
                                      ---------------------------
                                        Chief Financial Officer


                                   By:
                                      ---------------------------
                                        Human Resource Officer


                                   TRUSTEES:


                                   ------------------------------
                                   EDWARD KAPLAN


                                   ------------------------------
                                   GERHARD CLESS


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